EXHIBIT 21.1

LIST OF SUBSIDIARIES
Western Gas Equity Partners, LP
As of December 31, 2015

Anadarko Gathering Company LLC, a Delaware limited liability company
Anadarko Wattenberg Company, LLC, a Delaware limited liability company
Chipeta Processing LLC, a Delaware limited liability company
DBM Crude Services, LLC, a Delaware limited liability company
DBM Pipeline, LLC, a Delaware limited liability company
Delaware Basin JV Gathering LLC, a Delaware limited liability company
Delaware Basin Midstream, LLC, a Delaware limited liability company
GNB NGL Pipeline LLC, a Delaware limited liability company
Kerr-McGee Gathering LLC, a Colorado limited liability company
MIGC LLC, a Delaware limited liability company
Mountain Gas Resources, LLC, a Delaware limited liability company
Mountain Gas Transportation, LLC, a Delaware limited liability company
Overland Trail Transmission, LLC, a Delaware limited liability company
Western Gas Holdings, LLC, a Delaware limited liability company
Western Gas Operating, LLC, a Delaware limited liability company
Western Gas Partners, LP, a Delaware limited partnership
Western Gas Wyoming, L.L.C., a Wyoming limited liability company
WGR Operating, LP, a Delaware limited partnership